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                                                                  Exhibit 23.2








                             Consent of Ernst & Young LLP



We consent to the incorporation by reference in the Registration Statement on Form S-8 pertaining to the GalaGen Inc. Non-Statutory Stock Option Agreements of our report dated January 31, 1997 with respect to the financial statements and schedules of GalaGen Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 1996, filed with the Securities and Exchange Commission.

                                       Ernst & Young LLP

Minneapolis, Minnesota
May 9, 1997